                                   EXHIBIT 99



INDEPENDENT AUDITORS' REPORT



The Stockholders and Board of Directors
Universal Mfg. Co.:

We have audited the financial statements of Universal Mfg. Co. as of July 31, 1995 and 1994, and for each of the three years in the period ended July 31, 1995, and have issued our report thereon dated August 22, 1995, which report includes an explanatory paragraph as to changes in August, 1993 in the Company's methods of accounting for income taxes and for product cores; such financial statements and report are included in your 1995 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedules of Universal Mfg. Co., listed in Item 7. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.
In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP
Omaha, Nebraska
August 22, 1995


                        Page 40 of 42 Pages

                                   EXHIBIT 99


                                                                      Schedule I

UNIVERSAL MFG. CO.

SHORT-TERM INVESTMENTS
July 31, 1995
______________________________________________________________________________


                                                  MARKET      BALANCE
                    PRINCIPAL        COST          VALUE    JULY 31, 1995

EPA Deposit         $67,597         $67,597       $67,597      $67,597
                    -------         -------       -------      -------
                    -------         -------       -------      -------


                             Page 41 of 42 pages

                                   EXHIBIT 99


                                                                  Schedule VIII

UNIVERSAL MFG. CO.

VALUATION ACCOUNTS
Three Years Ended July 31, 1995

_____________________________________________________________________________________________________

                                                  ADDITIONS -
                                BALANCE,          CHARGED TO         DEDUCTIONS -          BALANCE,
                               BEGINNING           COST AND            ACCOUNTS             END OF
DESCRIPTION                     OF YEAR            EXCHANGES          CHARGED OFF            YEAR

July 31, 1995 -
Allowance for doubtful
  accounts                    $   -               $   252             $   252             $   -
                              -------             -------             -------             -------
                              -------             -------             -------             -------

July 31, 1994 -
Allowance for doubtful
  accounts                    $   -               $2,481              $2,481              $   -
                              -------             -------             -------             -------
                              -------             -------             -------             -------
July 31, 1993 -
Allowance for doubtful
   accounts                   $   -               $   -               $   -               $   -
                              -------             -------             -------             -------
                              -------             -------             -------             -------


                              Page 42 of 42 pages